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                                                                   Exhibit 10.3

                         A M E N D M E N T  N O.  1  T O


                     E M P L O Y M E N T   A G R E E M E N T



         This Amendment No. 1 to Employment Agreement ("AMENDMENT NO. 1") is entered into this __ day of January 2001 by and between INNOVATIVE CLINICAL SOLUTIONS, LTD., a Delaware corporation (the "ICSL"), and John Wardle (hereinafter "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - -

         WHEREAS, the ICSL and Employee are parties to that certain Employment Agreement dated as of September 21, 2000 (the "EMPLOYMENT AGREEMENT"); and

         WHEREAS, each of the ICSL and Employee desire to amend the terms of the Employment Agreement as set forth herein; and

         WHEREAS, the ICSL believes it is in the ICSL's best interest to employ Employee, and Employee desires to be employed by the ICSL pursuant to the terms and conditions of the Employment Agreement as amended hereby; and

         WHEREAS, the ICSL and Employee desire to enter into this Amendment No. 1, amending the terms and conditions set forth in the Employment Agreement pursuant to which Employee shall be employed by and provide services to the ICSL commencing on the date hereof in accordance with the Employment Agreement as amended hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       AMENDMENT.

         Section 8(b) of the Employment Agreement is hereby amended by adding thereto a new subsection (v) as set forth below:

         "(v) The sale to or acquisition of Network Management (as hereinafter defined) in any one transaction or series of related transactions other than by a Related Party (as hereinafter defined). For purposes hereof, the term "Related Party" shall mean any entity of which at the time of the transaction or series of related transactions (a) persons collectively holding more than 50% of the ICSL's voting securities collectively own more than 50% of the voting securities of the acquiring entity or (b) persons collectively holding more than 50% of ICSL'S voting securities have the right to appoint a majority of the members of the acquiring entity's board of directors or similar managing body. For purposes of this subsection 8(b)(v), the term "NETWORK MANAGEMENT" means the business

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         segment of the ICSL which operates in Palm Beach County, Florida, and which is directly managed by the ICSL's Chief Operating officer, Network Management."

2.       OTHER TERMS AND CONDITIONS UNCHANGED.

         Except as specifically amended hereby, the Employment Agreement remains in full force and effect and the parties hereto hereby ratify and affirm each of such terms and conditions as if the same were fully set forth herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Employment Agreement as of the day and year first above written.




                                    INNOVATIVE CLINICAL SOLUTIONS, LTD.


Date: February 28, 2001             By: /s/ Michael T. Heffernan
                                       ----------------------------------------
                                       Name:  Michael T. Heffernan
                                       Title: President and Chief Executive
                                              Officer


                                    EMPLOYEE:

                                    /s/ John Wardle
Date: February 28, 2001             -------------------------------------------
                                    John Wardle